Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent
Auditors" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 19, 2004 with respect to the financial statements of IDS Life Variable Account 10 included in Post-Effective Amendment No. 23 to the Registration Statement (Form N-4, No. 333-79311) for the registration of the American Express Retirement Advisor Variable Annuity(R) offered by IDS Life Insurance Company.



                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
April 26, 2004